UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 30, 2021 (November 29, 2021)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2525 West End Avenue, Suite 950 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events
On November 29, 2021, Cumberland announced the U.S. Food and Drug Administration (FDA) has approved expanded labeling for Caldolor®, an intravenously delivered formulation of ibuprofen to now include use in pre-operative administration. The non-narcotic pain reliever may now be administered just prior to surgery to enable patients to wake up from their procedure in significantly less pain.
The newly FDA-approved label includes information regarding the product’s indications and usage, appropriate patient populations, clinical study results, potential side effects, patient safety details, and instructions for use in pregnant women, children and other populations.
A copy of the release is furnished as Exhibit 99.1.

Exhibit No.	Description

99.1	Press release dated November 29, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: November 30, 2021	By:	/s/ John Hamm
John Hamm
Chief Financial Officer